UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2021

SURGEPAYS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-52522	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3124 Brother Blvd, Suite 104

Bartlett TN 38133

(Address of principal executive offices, including zip code)

901-302-9587

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Recently, SurgePays, Inc. (the “Company”) entered into a Mutual Release and Settlement Agreement (the “Settlement Agreement”) with AltCorp Trading, LLC (“AltCorp”) and Stanley Hills, LLC (“Stanley Hills,” and together with AltCorp, the “Plaintiffs”), pursuant to which the Plaintiffs agreed to resolve their claims against the Company related to the litigation styled as AltCorp Trading, LLC, et al. v. Surge Holdings, Inc., Case No. A-20- 823039-B, pending in Department 13 of the Eighth Judicial District Court for Clark County (the “Claims”). Although the Settlement Agreement was signed on January 1, 2021, it became fully effective upon the court entering an order dismissing the case on January 19, 2021.

The Settlement Agreement provides that the Company shall pay to AltCorp an amount of its common stock, par value $0.001 per share (the “Common Stock”) equal to $3,300,000 in resolution of the Claims (the “Payment”). Pursuant to the terms of the Settlement Agreement the Company has the option to pay a portion of the Payment in cash.

As previously disclosed in a Current Report on Form 8-K filed by the Company on June 29, 2020, the Company had agreed to exchange $2,750,000 of principal (and related interest, fees, and expenses) of a promissory note held by AltCorp for 5,500,000 shares of Common Stock. AltCorp agreed to a one-year lock-up on the 5,500,000 shares. At the expiration of the lock-up period, in the event the VWAP for the Common Stock was, during the preceding twenty day trading period, at less than $0.50 per share, AltCorp would have the right to receive additional shares of Common Stock equal to the True-Up Value (as defined in the exchange agreement filed as an exhibit to such June 29, 2020 8-K). The Company agreed, in June 2020, to reserve 22,000,000 shares of Common Stock with the Company’s transfer agent for purposes of AltCorp receiving the True-Up Value (the “Share Reserve”).

In connection with the Settlement Agreement, the Company agreed to increase the Share Reserve from 22,000,000 shares of Common Stock to 33,000,000 shares of Common Stock (the “Increased Reserved Shares Quantity”), and further agreed not to decrease the Increased Reserved Shares Quantity for a period of thirty-two (32) months, commencing on January 8, 2021, except as permitted to satisfy the Company’s obligations under the Settlement Agreement.

In satisfaction of the Payment, the Company will issue to AltCorp a monthly payment of Common Stock, for a period of thirty-two (32) months commencing on January 8, 2021, in amounts equal to $100,000, calculated based on the volume weighted average price of the Common Stock during the ten (10) trading days immediately preceding the three (3) trading days of the first (1st) trading day of each calendar month. The first share issuance, which equaled less than one percent (1%) of the shares of Common Stock outstanding (based on the amount of shares of Common Stock outstanding reported on the Company’s Quarterly Report on Form 10-Q filed on November 16, 2020), was issued to AltCorp on January 13, 2021 in the amount of 850,557 shares.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Settlement Agreement and such descriptions are qualified in their entirety by reference to the full text of the Settlement Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No	Description
10.1	Mutual Release and Settlement Agreement, dated January 1, 2021, between SurgePays, Inc., AltCorp Trading, LLC, and Stanley Hills, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGEPAYS, INC.

Date: January 25, 2021	By:	/s/ Kevin Brian Cox
Kevin Brian Cox
Chief Executive Officer